LEASE AGREEMENT

FOR NON-RESIDENTIAL PREMISES

No. 601-F01012

The undersigned have this day entered into the following lease agreement

An X in the box means that the text thereafter following applies

Landlord	Name: Nisseshus nr 1 HB				Personal ID/Company Registration No: 916587-3424	
Tenant	Name: Learning Tree International AB Billing address:				Personal ID/Company Registration No: 556282-4184	
Address of the premises etc.	Municipality: Stockholm				Property designation: Lyckan 10	
	Street: Linhagensgatan 126				Stairs/Building: 5th floor	Apartment No:
Use of the premises	The premises and appurtenant spaces are let to be used for: Offices and training ☐ Use has been described in detail in attached specification Appx:					
Condition of the premises	The premises are let in as-is condition. ☒ In the attached record of inspection and action to be taken is a description of the condition of the premises on the signing of this agreement, and where relevant, information on who should have taken care of and paid for rectification of defects and agreed alterations on the date of taking possession Appx: 1					
The size and extent of the premises	Type of area: Offices	Floor: Level 7 (5th floor)	Approx. sq.m2: 1060	Type of area:	Floor:	Approx. sq.m2:
	If the area stated in the agreement deviates from the actual area, the deviation does not entitle the tenant to any repayment or reduction of rent or the landlord to any increased rent. ☒ The extent of the leased premises is set out in the attached plan(s).					Appx: 2
	☐ Car access for loading and unloading	☐ Place for sign	☐ Place for display vending machine	☐ Parking space(s) for…….. car(s)	☐ Garage space(s) for….car(s)	☐ ……………
Term of lease	From and to: 01-01-2015			Until and including: 12-31-2019		
Period of notice of termination/ extension	Termination of this agreement shall be given in writing at least 12 months before the end of the agreed term of lease. Otherwise the agreement is extended each time by ☒ 3 years ☐ months					
Rent	SEK 2 650 000 per year excluding the supplements marked below					
Index clause	☒ Changes to above-stated rent shall be effected pursuant to the attached index clause.					Appx: 1
Real estate tax	☒ Real estate tax is paid for in accordance with attached real estate tax clause		☐ Real estate tax is included in rent.			Appx: 1
Provision of and payment for electricity, water and sewerage, heating, hot water, cooling and ventilation	The landlord provides/procures: ☒ electricity ☒ water and sewerage ☒ heating ☒ hot water ☒ cooling ☒ ventilation Payment: Electricity ☐ The tenant has own contract. ☒ The tenant pays in accordance with attached running costs clause. ☐ Included in rent. Appx: 1 Water ☐ The tenant has own contract. ☐ The tenant pays in accordance with attached running costs clause. ☒ Included in rent. Appx: 1 Heating ☐ The tenant has own contract. ☒ The tenant pays in accordance with attached running costs clause. ☐ Included in rent. Appx: 1 Hot water ☐ The tenant has own contract. ☐ The tenant pays in accordance with attached running costs clause. ☒ Included in rent. Appx: 1 Cooling ☐ The tenant has own contract. ☒ The tenant pays in accordance with attached running costs clause. ☐ Included in rent. Appx: 1 Ventilation ☐ The tenant pays in accordance with attached running costs clause. ☒ Included in rent. Appx: 1					
Meter	If the tenant is to have own contract in accordance with above and there is no meter, installation and payment for required meter is to be carried out by ☐ the landlord ☒ the tenant					

Initial	Initial
[initials]	[initials]

The undersigned have this day entered into the following lease agreement

An X in the box means that the text thereafter following applies

Waste handling

To the extent the landlord is liable to provide space for (i) storage of waste, (ii) arrange removal of waste, the tenant is responsible for placing waste in the designated container/space and to assist, without compensation, in any further sorting of waste, which the landlord may decide upon.

☐The tenant is responsible for, and shall pay for, removal of waste deriving from the business, which the tenant carries out on the premises. The tenant undertakes to enter and maintain a contract with a waste disposal operative regarding removal of waste.

☐The landlord coordinates removal of waste for several tenants' businesses on the property. The tenant shall pay to the landlord a rental supplement compensation for the tenant's share of the cost of waste removal. The premises' share of this cost shall be deemed to be…….. percent. At the signing of this agreement, the rental supplement amounts to SEK …… per year.

☐The cost for removal of waste deriving from the business, which the tenant carries out on the premises is included in the rent.

☒ Other agreement in accordance with appendix.

Appx: 1

Cleaning of stairs	☒ Included in rent	☐to be arranged for and paid for by tenant	☐other agreement in accordance with appendix	Appx:
Snow clearance and gritting	☒ Included in rent	☐ to be arranged for and paid for by tenant	☐other agreement in accordance with appendix	Appx:

Unforeseen costs

Where, following the execution of this agreement, unforeseen increases in costs arise in relation to the property as a consequence of:
a) the introduction of, or increases in taxes, charges or duties levied specifically on the property as a result of decisions taken by parliament, government, municipalities, or other relevant authorities,
b) general rebuilding measures or suchlike in respect of the property which do not relate solely to the premises and which the landlord is obliged to execute as a result of decisions of the parliament, government, municipalities, or other relevant authorities the tenant shall, commencing at the time of the cost increase, reimburse the landlord in relation to that proportion of the total annual increase in costs for the property represented by the premises.

The proportion represented by the premises is 6.07 percent. Where the proportion has not been indicated, it shall be comprised of that proportion of the total rents for premises (excluding any value-added tax) represented by the tenant's rent (excluding any value-added tax) at the time of the increase in costs. In respect of unlet premises, the market rent for the premises shall be estimated. 'Taxes' in accordance with a) above does not refer to value-added tax and real estate tax to the extent that reimbursement in respect of this is paid as per agreement. 'Unforeseen costs' means such costs as were not decided upon by the authorities as set forth in sections a) and b) at the inception of the agreement. Reimbursement shall be paid in the same manner as set forth below for rental payments.

Value-added tax
Tenant's VAT liability

☒The tenant will on the premises carry out business for which VAT is payable.
☐The tenant will on the premises not carry out business for which VAT is payable.

Landlord's VAT liability

☒ The owner of the property/landlord is liable for VAT on letting of premises. In addition to rent, the tenant shall on each occasion pay the VAT currently applicable.

☐If the owner of the property/landlord chooses to become liable for VAT on letting of premises, the tenant shall on each occasion in addition to the rent pay the VAT currently applicable.

The VAT, which is to be paid at the same time as the rent, is calculated on the stated rental amount and where applicable on supplemental charges and other reimbursements paid in accordance with the agreement, pursuant to the rules applicable at the time in respect of VAT payable on rent

If, as a result of the tenant's independent actions – such as subletting of all or part of the premises (including subletting to own company), or assignment, the landlord is liable for adjustment of VAT under the provisions in the VAT act, the tenant shall fully compensate the landlord for its loss of a right to deduct VAT. Further, the tenant shall pay compensation for the increase in costs which arise from the action of the tenant, and which follows from the landlord's loss of a right to deduct input VAT on running costs.

Payment of rent	The rent shall be paid in advance without prior demand, no later than the last working day prior to the commencement of ☐each calendar month ☒ each calendar quarter by direct transfer to either of following accounts:	Plusgiro no: In accordance with notification	Bankgiro no: In accordance with notification

Interest, payment reminder

If payment of rent is late, the tenant shall pay interest in accordance with the Interest Act and compensation for written payment reminders in accordance with the legislation on debt recovery.

Impact on environment

Prior to taking possession, the tenant shall obtain the requisite permits for the business for which the premises are let. The business shall be carried out in such a way that meets the environmental legislation and ordinances in force at any given time. The tenant is liable for environmental impact even after the expiration of the agreement and is not subject to the statute of limitations under the provisions in chapter 12, section 61 of the Swedish Land Code.

☐For further provisions concerning hazardous businesses, see the attached environment clause.

Appx:

☒The parties have reached an agreement to reduce the environmental impact of the property and the premises, see Green appendix.

Appx: 6

Building material specifications

Whether, pursuant to the provisions of this agreement or otherwise, the tenant performs maintenance, improvement, or alteration works in respect of the premises, the tenant shall present to the landlord, in good time prior to the execution of such work, specifications of the building materials – to the extent such specification have been prepared – for the products and materials to be used on the premises.

Inspections

If faults and deficiencies in the installations, such as electrical or sprinkler equipment, belonging to the tenant are noted during an inspection ordered by a public authority, the tenant shall carry out at his own expense the required remedial actions and within the time stipulated by the public authority. If the tenant has not rectified the faults and deficiencies within the specified time, the landlord is entitled at the tenant's expense to carry out such measures as have been ordered by the public authority.

Access to certain spaces

The tenant is responsible for ensuring that access to such spaces which the landlord or a person representing the landlord or to which personnel from an energy company, water and sewerage company, telecommunications company or equivalent must have access to for maintenance and operation of the property is not obstructed by activities of the tenant's business.

Planning and building fees

If the tenant makes alterations to the premises, without the required construction permit, other consent or permit, and the landlord as a result of this is obliged under the rules in the Planning and Building Act to pay a building financial penalty or conditional fine, the tenant shall pay a corresponding amount as compensation to the landlord.

[initials] [initials]

No. 601-F01012

The undersigned have this day entered into the following lease agreement | **An X in the box means that the text thereafter following applies**

Fire protection	☒ The parties' obligations to one another because of the legislation on the prevention of accidents are regulated in the attached fire protection clause.		Appx: 1
Requirements imposed by relevant authorities, etc.	☐the landlord shall be liable and bear the cost of the actions which a public authority, court of law or insurance company with the authority of currently applicable or future legislation or contract, from and including the date of taking of possession, may require for the premises to be used for the intended use of the premises. The tenant shall consult with the landlord prior to any actions being taken. ☒ the tenant		
Interior fittings	The premises are let ☒ without any fittings specific to the tenants use of the premises ☐with fittings specific to the tenants use of the premises in accordance with the appendix		Appx:
Maintenance	☐The landlord shall carry out and pay for required maintenance of the premises and of the fittings provided specifically for the business by the landlord.	However, the tenant is responsible for ☐ in accordance with appendix	Appx:
	☐The tenant shall carry out and pay for the required maintenance of surface floors, walls, and ceilings, as well as of fittings provided specifically for the business by the landlord.	The tenant's maintenance obligations also include ☐ in accordance with appendix	Appx:
	☒ Other allocation of the maintenance obligations, see appendix		Appx: 1
	Where the Tenant does not fulfill his maintenance obligations and does not within a reasonable time carry out rectification works following a written demand, then the Landlord shall be entitled to fulfill these obligations at the Tenant's expense.		
Management operation and alterations works	Unless otherwise agreed, the Landlord shall, where applicable, manage, operate, and maintain the public and common areas. ☐Another agreement with respect to public and shared areas Without the landlords written consent, the tenant may not carry out interior work and/or installation or alteration, to the premises or otherwise on the property, which directly affects bearing parts of the construction or machinery or installation important for the function of the property such as electricity, water and sewerage and ventilation. Installations such as sprinkler heads and equipment for ventilation may not be covered by interior fittings by the tenant in such a manner as to reduce the functioning of such equipment. When carrying out interior work, the tenant shall ensure that the function of radiators and other heating equipment is maintained in all significant respects.		Appx:
Cables for telephony and data communication	☐the landlord ☐ the tenant shall pay for necessary drawing of cables for telephony and data communication from the point of connection specified by the operator to the place in the premises which the tenant chooses in consultation with the landlord. ☒ Other allocation of responsibility for telephony and data communication, see appendix		Appx: 1
Signs, awnings etc.	After consultation with the landlord, the tenant is entitled to display a customary business sign provided that the landlord does not have justifiable reason to refuse consent and that the tenant has obtained necessary permits from the relevant public authorities. Other fittings such as awnings and aerials may not be mounted without the landlord's consent. Upon the surrender of the premises, the tenant shall restore the façade of the building to an acceptable condition. In conjunction with more extensive maintenance on the property such as façade renovation, the tenant shall, at his own expense and without compensation, dismantle and reassemble signs and other fittings, as were mounted on the building by the tenant. The landlord undertakes not to mount vending machines and display cabinets on exterior walls without the tenants consent and grants to the tenant priority to mount vending machines and display cabinets on the walls in question. ☐The tenant undertakes to follow the attached sign policy.		Appx:
Insurances	It is incumbent upon the landlord to take out customary property insurance on the property within which the premises let are situated. The tenant is responsible for taking out and maintaining an insurance for the business carried out on the premises. Both the insurance policies of the landlord and tenant are to cover loss caused by a third person.		
External damage	☐the landlord ☒ the tenant shall be liable for intentional damage to windows, display windows and signs belonging to the premises and main and other doors or entries, which lead to or from the premises. In all cases the liability also includes to door frames, window frames and trim.		
Locks	☐the landlord ☒ the tenant shall equip the premises with such locks and anti theft devices, which is required by the tenant's business insurance policy.		
Reduction of rent Agreed condition etc.	The tenant is not entitled to reduction of the rent for the period during which the landlord has work carried out to put the premises into the agreed condition or other work which is specifically set forth in this agreement and its appendices.		
Customary maintenance	☐Reduction of the rent for obstacles to or infringement of the right of the user in consequence of the landlord allowing work to be done in order to carry out customary maintenance of the premises or the property is to be granted according to the rules of The Rent Act. ☒ The tenant is not entitled to reduction of the rent for obstacles to or infringement of the right of the user in consequence of the landlord allowing work to be done in order to carry out customary maintenance of the premises or the property. The landlord shall, however, in good time inform the tenant not only about the kind and the extent of the work but also about the starting point and the period during which the work will be carried out. ☐ The parties are agreed that the right to reduction of the rent, when the landlord carries out customary maintenance of the premises or the property otherwise, shall be regulated in accordance with the specific appendix.		Appx:

[initials]	[initials]

The undersigned have this day entered into the following lease agreement — **An X in the box means that the text thereafter following applies**

Restoration on vacating the premises	Unless otherwise agreed upon the tenant shall no later than at the termination of the tenancy have removed the property belonging to the tenant and have restored the premises to an acceptable condition. ☒ Another agreement regarding the removal and restoration of the premises has been reached in accordance with the Appendix. Appx: 1 The parties agree to conduct a joint inspection of the premises no later than the last day of the tenancy. If, as a consequence of the tenant's actions - taken with or without the consent of the landlord - the premises upon surrender contain material, and there is no specific agreement that the landlord is to be responsible for such material, the tenant shall remove the material compensate the landlord for his costs for removal such as any tax on waste, transport and charges for disposing of the waste or the like.
Force majeure	The landlord is waived from his obligations to fulfill his part of the agreement and from obligations to pay damages if the landlord's undertakings cannot be fulfilled, or can only be fulfilled at an abnormally high cost, due to war or riots, due to such cancellation of work, blockade, fire, explosion or act of a public authority which the landlord neither has control over, nor could have foreseen.
Security	The tenant shall provide security to the landlord no later than **08-01-2014** for the fulfillment of the tenant's obligations under this agreement by way of ☐guarantee provided by ☐bank guarantee for an amount of ☐other security in the form of Appx: 1.5 ....DEPOSIT IN ESCROW.... If the agreed security is not provided no later than the stipulated time, this agreement lapses if the landlord so requires prior to possession date.

Personal Data Act	☐Information to the tenant on the handling of personal data and written consent, see attached personal data clause. (Not applicable if the tenant is a legal person).	Appx:
Special provisions	Special provisions	Appx: 1
	Floor plans	Appx: 2
	Project implementation with appendices	Appx: 3
	Demarcation list	Appx: 4
	Deposit in escrow	Appx: 5
	Green Appendix	Appx: 6
		Appx:

Signature

This agreement, which may not be registered without specific consent, has been prepared in two identical counterparts, of which each party has received one. All prior agreements between the parties with respect to these premises shall cease to apply commencing on the date of execution of this agreement.

Place/date: Stockholm 2014 - [handwritten] 16-06		Place/date: Stockholm 2014 [handwritten] 25-07	
Name of the landlord: Vasakronan AB (publ) for Nisseshus nr 1 HB in accordance with power of attorney		Name of the tenant: Leaning Tree International AB	
Signature (company signatory/by proxy): [signature]	☐Company signatory ☒ By proxy power of attorney	Signature (company signatory/by proxy): [signature]	☒ Company signatory ☐By proxy power of attorney
Printed name (company signatory/by proxy): Niklas Sjögren/Katarina Boestad		Printed name (company signatory/by proxy): [handwritten] Jonas Larsson [signatures]	

Assignment Signature

The above lease agreement is assigned from and including ....

Current tenant (name):	New tenant (name):		Pers. ID/Corp.Reg.No.:
Signature (current tenant):	☐Company signatory ☐By proxy power of attorney	Signature (new tenant):	☐Company signatory ☐By proxy power of attorney
Printed name (current tenant):		Printed name (new tenant):	

Approval of landlord

Landlord approves the assignment Place/date:	Signature (landlord):	☐Company signatory ☐By proxy power of attorney
Name of the landlord:		Printed name (landlord):